EUROPEAN FORMAT CURRICULUM VITAE

PERSONAL INFORMATION

Name and Surname	**Antonio Franchino**
Address	Via Clerici, 6 – Cormano (MI)
Telephone	+39 3478758845
E-mail	a.franchino@libero.it
Nationality	Italian

Preferred job/ professional sector	After gaining considerable expertise in the management of civil and criminal litigation in various Banking Groups, for some years I have been dealing with the management of activities in the field of Compliance, AML and Fighting the Financing of Terrorism for Banking/Insurance Groups and for RAIF Funds under Luxembourg law. I have a positive approach in carrying out my work and I am extremely skillful in adapting the communication to the interlocutor, their context and their needs

WORK EXPERIENCE

• Dates (from – to)	From February 2020
• Name and address of employer	Art&LUXURY INVESTMENT FUND LUXEMBOURG Member of the Board
• Main tasks	LEGAL COUNCIL AML & AFT CONTACT PERSON FOR INTERNAL COMPLIANCE ACTIVITIES Management of relations with ManCo, Auditors and Depositary Bank
• Dates (from – to)	From July 2019 to February 2020
• Name and address of employer	GALAXIA SCA SICAV RAIF LUXEMBOURG

• Main tasks	CHAIRMAN LEGAL COUNCIL AML & AFT CONTACT PERSON FOR INTERNAL COMPLIANCE ACTIVITIES Management of relations with ManCo, Auditors and Depositary Bank
• Dates (from – to)	From July 2012 to July 2019
• Name and address of employer	UnipolSai Assicurazioni S.p.A.
• Company Type or Sector	Insurance
• Type of employment	Compliance/Anti-Money Laundering/Legal *Compliance role*

• Main tasks

- assessment of the adequacy and effectiveness of the procedures, processes, and internal organisation in order to prevent the risk of incurring sanctions, financial losses or damage to reputation or image deriving from the violation of external regulations (laws, regulations, provisions of the Supervisory Authorities) and self-regulation (eg statutes, codes of conduct, self-regulatory codes;
- continuous identification of applicable regulations and assessment of their impact on the entire value chain (products, processes, company procedures);
- ex ante assessment of compliance with applicable regulations in relation to both new products (banking, insurance and financial) and new projects that are intended to be undertaken, and providing assistance and advice to top management in matters where the risk of non-compliance is significant;
- regulatory compliance checks in some phases of the development process of new individual life products or restyling of existing products;
- monitoring the correct implementation and effectiveness of the proposed organisational adjustments;
- preparation of information flows to the heads of the Operating Structures, Top Management, the Director in Charge, the Control and Risks Committee, and the Board of Directors;
- Solvency II project - support in the drafting of company policies in compliance with the new Regulation no. 20/2008 and the 15 update of 2 July 2013 update – Circular no. 263 Bankit;
- Support in the FATCA project.

Anti-money laundering

- Ordinary, Enhanced and Third Party Verification Due Diligence;
- Due Diligence Policy and Suspicious Transactions both for Group Companies and for Group Bancassurance and the SGR of the Group;
- Anti-money laundering questionnaire adapted to Reg. 5 IVASS;
- S.O.S. process management;
- Management of reports of the Financial Intelligence Unit;
- FATCA regulations.

Litigation

- Management of Civil and Criminal Litigation
- Management of relations with external lawyers
- Management of relations with the Auditors in relation to the provisions
- Management of transactions with Counterparties
- Management of quarterly information to the Board of Directors regarding the progress of the Litigation

• Dates (from – to)	From April 2006 – July 2012
• Name and address of employer	Gruppo Banco Popolare
• Type of employment	Contenzioso
• Main tasks	

- Management of civil litigation for the Group Banks negotiating solutions capable of satisfying all parties involved;
- Responsible for group criminal litigation in order to ensure the constant adaptation of the activities carried out to current legislation;
- Advice on debt collection, individual executions and insolvency in the management of disputes and related legal procedures;
- Responsible for managing litigation and pre-litigation activities and assessment of real estate risks in the real estate sector.

In carrying out my work, I contributed to the implementation of the management policy relating to civil litigation and the implementation from scratch of the criminal litigation management procedure.

• Dates (from – to)	From June 2003 - April 2006
• Name and address of employer	Gruppo Banca Lombarda

• Type of employment Litigation/Audit

• Main tasks

- Management of the Internal Auditing and Compliance tasks, in compliance with the audit plan on behalf of the Group and assessment of the credit aspects connected with the granting and renewal of credit lines;
- implementation of all the actions necessary to contain and reduce the credit exposure of the company and to ensure the containment of the financial exposure towards customers.

• Dates (from – to) Da aprile 2002 – giugno 2003

• Name and address of employer Gruppo Banca Popolare di Vicenza

• Type of employment Litigation/Audit

• Main tasks

- Head of Risk Management Network and litigation management, guaranteeing the interests of the Company and the efficiency of the service provided to Customers;
- planning and control of the activities of the group of financial advisors throughout the Italian territory, constantly guiding them to achieve the objectives that were set;
- care of relations with the supervisory bodies and constant control of the work of external lawyers who were handling the protection of the interests of customers and the company, ensuring the maximum satisfaction of both parties;
- implementation of the Network Risk Management activity.

• Dates (from – to) From June 2000 to April 2002

• Name and address of employer Finanza e Futuro (Gruppo Deutsche Bank)

• Type of employment Internal Control and Compliance Department

• Main tasks

- Management of Administration and Internal Control and Compliance activities by constantly monitoring the activity of Financial Advisors throughout the country;
- Responsible for the Special Investigation activity through the management of offences, embezzlement and through the constant monitoring of the work of external lawyers for the protection of customers and the company.

• Dates (from – to) From July 1999 to June 2000

• Name and address of employer Catholic University of the Sacred Heart - Milan

• Type of employment	• Out-of-court settlement of disputes; • Preparation of legal opinions with reference to university legislation.

EDUCATION AND TRAINING

• Dates (from – to)	From 1996 -1998
• Name and type of educational or training institution	Magrì/Abbati Law Firm (Milan)
• Main tasks	Forensic practice aimed at professional qualification
• Dates (from – to)	Academic year 1995-1996
• Name and type of educational or training institution	Catholic University of the Sacred Heart - Milan
• Qualification obtained	Specialist Degree in Law
• Level in national ranking	Degree (old regime)
• Dates (from - to) a)	School year 1987 - 1988
• Name and type of educational or training institution	Omero Institute (Milan)
• Qualification obtained	Classical high school diploma
• Level in national ranking	Upper secondary school education

COURSES

• Dates (from - to)	1999
• Name and type of educational or training institution	Catholic University of the Sacred Heart - Milan
• Qualification obtained	European Labour Law Course from the European Centre for Labour Law and Industrial Relations
• Dates (from – to) a)	2016
• Noame and type of educational or training institution	Training Academy, in collaboration with CSAC and Bureau van Dijk
• Qualification obtained	"Anti-money laundering legislation: liability obligations and sanctions of

insurance companies IVASS regulation no. 5 "

"Public Conference: Assessing the risk of Money Laundering in Europe: research and practical implications"

• Native language	Italian
• Other languages	English – good knowledge Russian – good knowledge Romanian – good knowledge
• Computer skills and abilities	Computer use and file management: excellent; Word processing: excellent; Spreadsheet: good; Presentation tools: excellent; Excellent knowledge of the operating systems
• Additional Information	During my work experience I attended several courses at ABI, ISIDE, keeping myself constantly updated, especially in the field of financial services, credit recovery and auditing.
• Driving licence(s)	Category "B" driver's licence

Antonio Franchino

I authorise the processing of my personal data pursuant to the GDPR and the Legislative Decree 30 June 2003, no. 196 "Code regarding the protection of personal data" for the purposes of Research and Selection of Personnel and business contacts.

Antonio Franchino